Exhibit 99.1

FOR IMMEDIATE RELEASE
JULY 28, 2004

Media Contact: Kevin Kelley,
Edison International
(626) 302-1033

Midwest Generation, LLC Announces

Commencement of Exchange Offer

CHICAGO — Midwest Generation, LLC, a subsidiary of Edison Mission Energy, announced today that it has commenced an offer to exchange up to $1,000,000,000 aggregate principal amount of new 8.75% Second Priority Senior Secured Notes due 2034, which have been registered under the Securities Act of 1933, as amended, for an equal principal amount of its outstanding unregistered 8.75% Second Priority Senior Secured Notes due 2034.

The exchange offer will expire at 5:00 p.m., New York City time, on August 26, 2004, unless extended.  The Bank of New York has been appointed as exchange agent for the exchange offer.  Requests for assistance or documents should be directed to Bernard Arsenec of The Bank of New York at (212) 815-5908.

This announcement does not constitute an offer to sell or buy any security; such offers shall only be made by means of a prospectus.

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Edison International (NYSE: EIX) companies include Southern California Edison, Edison Capital and Edison Mission Energy.